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                                                                   EXHIBIT 23(f)

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS TO
                          EQUITABLE OF IOWA COMPANIES

     We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Proxy Statement of the Equitable of Iowa Companies, that is made a part of the Registration Statement (Form F-4) and Prospectus of ING Groep N.V. for the registration of its bearer depository receipts in respect of ordinary shares (nominal value 1 guilder per ordinary share) in the form of American depository shares to be issued for the acquisition of the Equitable of Iowa Companies, of our report dated February 11, 1997, with respect to the consolidated financial statements and schedules of Equitable of Iowa Companies included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                         /s/  ERNEST & YOUNG LLP

Des Moines, Iowa
August 14, 1997